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                               CERTIFICATE OF MERGER

                                      MERGING

                               HOOD ACQUISITION CORP.,

                               A DELAWARE CORPORATION

                                   WITH AND INTO

                                    OrCAD, INC.,

                               A DELAWARE CORPORATION

                           -----------------------------

 Pursuant to Section 251 of the General Corporation Law of the State of Delaware

                           -----------------------------

OrCAD, Inc., a Delaware corporation ("OrCAD"), and Hood Acquisition Corp., a Delaware corporation ("Hood"), do each hereby certify as follows:

     FIRST:    Each of the constituent corporations, OrCAD and Hood, is a corporation duly organized and existing under the laws of the State of Delaware.

     SECOND:   An Agreement and Plan of Reorganization dated September 20, 1998
(the "Reorganization Agreement"), among Summit Design, Inc., a Delaware corporation, Hood, and OrCAD, setting forth the terms and conditions of the merger of Hood with and into OrCAD (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware General Corporation Law.

     THIRD:    The name of the surviving corporation in the Merger (the
"Surviving Corporation") shall be OrCAD, Inc.

     FOURTH:   The Certificate of Incorporation of the Surviving Corporation is
amended and restated in full to read as set forth in EXHIBIT A hereto.

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     FIFTH:    An executed copy of the Reorganization Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

          OrCAD, Inc.
          9300 S.W. Nimbus Avenue
          Beaverton, Oregon 97008

     SIXTH:    A copy of the Reorganization Agreement will be furnished by the
Surviving Corporation, on request and without cost, to any stockholder of either constituent corporation.

     SEVENTH: The Merger shall become effective at 4:30 p.m. E.S.T., on the date of the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, OrCAD, Inc. and Hood Acquisition Corp. each have caused this Certificate of Merger to be executed in its corporate name as of the __th day of January, 1999.

                                   OrCAD, INC.

                                   By:
                                        -------------------------------
                                        Michael F. Bosworth,
                                        Chairman of the Board,
                                        President and Chief Executive Officer

                                   HOOD ACQUISITION CORP.

                                   By:
                                        -------------------------------
                                        Larry J. Gerhard, President


                                      -2-
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                                     EXHIBIT A

                                AMENDED AND RESTATED

                            CERTIFICATE OF INCORPORATION

                                         OF

                                    OrCAD, Inc.

     FIRST:    The name of the corporation is OrCAD, Inc.

     SECOND:   The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH:   The total number of shares of Common stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each such share is ($.01) per share.

     FIFTH:    The Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the by-laws of the corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.

     SIXTH:    Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

     SEVENTH: Director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of this Article EIGHTH shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.